Exhibit 99.1

Contact:

MicroStrategy Incorporated

Investor Relations

ir@microstrategy.com

(703) 848-8600

MicroStrategy Announces

Second Quarter 2008 Financial Results

Product Support and Other Services Revenues Increase 19% and Second Quarter

Revenue from Continuing Operations Up 14%, Year-Over-Year

MCLEAN, Va., August 4th, 2008 - MicroStrategy® Incorporated (NASDAQ: MSTR), a leading worldwide provider of business intelligence software, today announced financial results for the three-month period ended June 30, 2008 (the second quarter of its 2008 fiscal year).

Second quarter 2008 revenue from continuing operations was $88.9 million versus $78.1 million for the second quarter of 2007, a 14% increase. This marked the twenty-second consecutive quarter of year-over-year revenue growth. Product licenses revenues for the second quarter of 2008 were $21.1 million versus $21.7 million for the second quarter of 2007, a 3% decrease. Product support and other services revenues for MicroStrategy’s core business intelligence business in the second quarter of 2008 were $65.1 million versus $54.8 million for the second quarter of 2007, a 19% increase. In order to focus its resources on its core business intelligence software and services business, the Company plans to sell its Alarm.com business. Accordingly, financial results for Alarm.com are classified in the Company’s financial results as discontinued operations. The Company continues to explore strategic alternatives for its Angel.com business unit but, in light of recent growth in that business and changes in market conditions, the Company is no longer able to conclude that a sale of Angel.com is probable in the near term and has therefore reclassified Angel.com’s financial results so that they are reflected in the Company’s continuing operations.

Operating expenses from continuing operations for the second quarter of 2008 were $57.7 million versus $47.2 million for the second quarter of 2007, a 22% increase. The increase in second quarter operating expenses was primarily due to an increase in the worldwide employee headcount and related expenses of the Company’s core business intelligence business. During the second quarter of 2008, MicroStrategy capitalized $2.9 million in software development costs. Consolidated income from continuing operations for the second quarter of 2008 was $15.1 million, or 17% of revenue, versus $18.2 million, or 23% of revenue, for the second quarter of 2007. Net income for the second quarter of 2008 was $8.1 million, or $0.66 per share on a diluted basis, compared to $11.6 million, or $0.90 per share on a diluted basis, for the second quarter of 2007.

“The second quarter of 2008 presented a challenging macro economic environment for businesses, government agencies and consumers around the world,” said Arthur S. Locke, III, MicroStrategy’s

Executive Vice President, Finance & Chief Financial Officer. “In this environment, our global team achieved product licenses revenues above $21 million while increasing our product support and services revenues by 19%. During these times, we know that our software can be more valuable than ever to our customers, and we are committed to providing high quality products and services to help ensure our customer applications are a success.”

For the second quarter of 2008, MicroStrategy’s effective tax rate on income from continuing operations was 49.4%, compared to 39.6% in the second quarter of 2007. The increase in the effective tax rate was primarily caused by an adjustment to the Company’s deferred tax asset for state net operating losses and, to a lesser extent, net losses in certain foreign subsidiaries for which the Company is not currently able to recognize a tax benefit from those losses for financial reporting purposes.

During the second quarter of 2008, MicroStrategy repurchased 39,208 shares of its class A common stock for $3.0 million at an average price per share of $77.05, including broker commissions. As of June 30, 2008, MicroStrategy had cash and cash equivalents of approximately $119.6 million. As of June 30, 2008, MicroStrategy had 9,114,111 shares of class A common stock and 2,770,244 shares of class B common stock outstanding.

New Customers and New Deals with Existing Customers in Q2 2008 Included:

Adobe Systems Incorporated; Alticor; Booz, Allen & Hamilton Inc.; Capital Group Companies; Centers for Medicare & Medicaid Services; Comcast Cable Communication Management LLC; Con-way Enterprise Services, Inc.; David’s Bridal; Department of the Navy; DHL; Family Dollar Store; Godiva Chocolatier, Inc.; Herbalife International of America, Inc.; Interstate Batteries; KeySpan Corporate Services LLC; McAfee, Inc.; Meredith Corporation; Micro Electronics, Inc.; Monaco Coach Corporation; Netflix; Northwest Evaluation Association; Nygard International; PPL Services Corporation; Reitmans Canada Limited; Ross Stores, Inc.; Starwood Hotels & Resorts, Inc.; The First American Corporation; U.S. House of Representatives; Unisource Worldwide; UNISYS Corporation; US Postal Service; VHA Inc.; and Wilton Products, Inc.

Examples of Customer Deals from Q2 2008:

David’s Bridal

With more than 50 years of bridal experience, David’s Bridal is the largest bridal retailer in the country with more than 280 locations nationwide. David’s Bridal uses the MicroStrategy BI Platform to support key reporting and analysis needs for the entire organization, from store managers all the way up to the CEO.

Family Dollar Store

Family Dollar is one of the fastest growing discount store chains in the United States with stores in 44 states. Family Dollar has expanded its use of MicroStrategy to generate sales and inventory reports for greater insight into what products are selling at its 6,500 stores. Family Dollar selected MicroStrategy based on its intuitive user interface and proven scalability in large data warehousing environments.

McAfee, Inc.

McAfee, Inc., the world’s largest dedicated security technology company, has selected MicroStrategy Dynamic Enterprise Dashboards™ because of its scalability to handle large volumes of data and ease-of-use.

Wilton Products, Inc.

Wilton Products, Inc. has been using MicroStrategy’s Business Intelligence Platform for five years and it recently expanded access to hundreds of employees. Wilton’s management and key personnel rely on MicroStrategy to obtain insight into multiple business areas, including finance and accounting, inventory, customer service, sales administration, and product development. Wilton uses MicroStrategy software for real time sales reporting on 18,000 SKUs.

Latest Release of MicroStrategy 8™ Software

The latest release of MicroStrategy 8 software was made generally available on July 18, 2008. The new release offers enhancements to MicroStrategy Mobile™, MicroStrategy Integrity Manager™, and integration with SAP BI. In addition, MicroStrategy now offers interactive reporting and analysis on the Apple® iPhone™.

The new MicroStrategy 8 release offers a broad range of user-friendly features to MicroStrategy Mobile. MicroStrategy Mobile users can now access a host of new data views for dashboards and reports on their BlackBerry® smartphones. Users can reformat reports and save the formatting changes to share with other mobile users. In addition, reports can be displayed incrementally on the BlackBerry, which gives users greater speed in viewing exceptionally large reports.

MicroStrategy Integrity Manager is used to automatically detect inconsistencies and inaccuracies in reports and dashboards. In the latest release, enhancements to Integrity Manager include highlighting specific inconsistencies found in SQL generation, grid reports, graphs, dashboards, and Excel® reports. Additionally, IT personnel can now compare performance statistics for every report or dashboard run, including average, minimum, and maximum report execution times, and compare the variances to baseline statistics.

The latest version of MicroStrategy 8 software provides deeper integration with SAP BI to help organizations achieve faster time-to-value for their BI applications. MicroStrategy customers can further leverage their existing SAP investments with improved capabilities to design, publish, administer, and maintain their SAP reports. MicroStrategy now offers enhanced reuse of SAP BI objects that accelerate SAP report development, enabling higher-quality development in less time.

As part of this new release, MicroStrategy offers interactive reporting and analysis directly on the iPhone. iPhone users can view detailed operational reports, business charts and graphs, and user-friendly dashboards featuring key performance indicators (KPIs). With the iPhone touchscreen interface, users can interact with MicroStrategy reports and dashboards by intuitively sorting, pivoting, filtering, and drilling for greater insights. iPhone users can scroll through report content and magnify specific areas of a report or dashboard. MicroStrategy reports and dashboards do not need to be reformatted for viewing on the iPhone, giving users easy access to the same important information that they see on their desktop computers. To see MicroStrategy’s BI application on the iPhone, visit http://www.microstrategy.com/iPhoneDemo.

MicroStrategy Celebrates 10-Year Anniversary as Public Company

MicroStrategy celebrated its 10-year anniversary as a public company on June 11, 2008. MicroStrategy Chairman and CEO, Michael Saylor, rang the Opening Bell at NASDAQ to commemorate the occasion. MicroStrategy’s annual revenues have grown from $96 million in 1998 to $351 million in 2007 and the number of employees has increased from 907 to 1,582. Today, the Company has direct operations in more than 20 countries. MicroStrategy’s technology and leadership have earned many accolades over the years, including recent recognition in Forbes 200 Best Small Companies in America list and a position in the ‘Leaders’ Quadrant of Gartner’s 2008 Magic Quadrant for Business Intelligence Platforms Report.

Industry Awards

MicroStrategy customer, Guy Carpenter & Company, LLC, received the 2008 Best Practices Award from The Data Warehousing Institute (TDWI) for its online risk management platform,

i-aXs®. Guy Carpenter uses MicroStrategy’s business intelligence software, along with mapping technology, to provide its insurance company clients with a highly visual and intuitive display of natural or manmade event data. TDWI’s Best Practices Awards program is designed to identify and honor companies that have demonstrated excellence in developing, deploying, and maintaining BI and Data Warehouse (DW) applications.

Ahold, a long-time MicroStrategy customer, received the top Business Intelligence Award at the BI-Congress in the Netherlands. Albert Heijn, a supermarket division of Ahold, was named ‘the smartest organization in the Netherlands’ for its enterprise-wide business intelligence environment. Netherlands-based Ahold uses MicroStrategy to conduct sales and customer analyses at its Albert Heijn supermarkets and other Ahold holdings in Europe and the United States. In selecting the award winner, more than 120 companies were researched on 60 different topics considered key elements in creating an intelligent organization.

MicroStrategy Events

MicroStrategy held its Business Intelligence Symposium in New York City on July 22-23, 2008. The Symposium offered a broad range of educational sessions and customer presentations featuring best practices in business intelligence. Some of the companies that presented at the Symposium included AutoTrader.com, Con-way Freight, Corporate Express, GUESS?, Inc., Guy Carpenter, H&R Block Financial Advisors, and VHA.

In conjunction with the New York Symposium, MicroStrategy hosted two half-day industry-specific events: the Financial Services Industry Forum and the Retail Industry Forum. These programs brought together industry representatives to participate in roundtable discussions on relevant topics and share strategies for using business intelligence to solve industry challenges.

On July 30, 2008, MicroStrategy hosted a one-hour webcast, “Strategies for Optimizing Your Business Intelligence Experience.” The webcast featured Nigel Pendse, leading industry analyst and author of The BI Survey and The OLAP Survey, who outlined BI optimization strategies based on his analysis of more than 1,800 companies’ business intelligence experiences. Herbalife, a MicroStrategy customer, also shared success strategies and lessons learned in business intelligence.

MicroStrategy World 2009 will be held January 13-16, 2009 at the Wynn Las Vegas in Las Vegas, Nevada. The conference will feature more than 100 educational sessions, dozens of customer speakers from industry-leading organizations, and an exhibit hall showcasing MicroStrategy partners. MicroStrategy World 2009 will also include an update on the Company’s latest technology advances, insightful keynote presentations, and networking opportunities.

About MicroStrategy Incorporated

Founded in 1989, MicroStrategy is a global leader in business intelligence (BI) technology. MicroStrategy provides integrated reporting, analysis, and monitoring software that helps leading organizations worldwide make better business decisions every day. Companies choose MicroStrategy for its advanced technical capabilities, sophisticated analytics, and superior data and user scalability. More information about MicroStrategy (NASDAQ: MSTR) is available at www.microstrategy.com.

MicroStrategy, MicroStrategy 8, MicroStrategy Business Intelligence Platform, MicroStrategy Dynamic Enterprise Dashboards, MicroStrategy Mobile, and MicroStrategy Integrity Manager are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute “forward-looking statements,” including estimates of future business prospects or financial results and statements containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the ability of the Company to implement and achieve widespread customer acceptance of its MicroStrategy 8 software on a timely basis; the Company’s ability to recognize deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company’s products in the marketplace; the timing of significant orders; delays in the Company’s ability to develop or ship new products; market acceptance of new products; the Company’s ability to effect the sale of its Alarm.com business on acceptable terms, or at all; competitive factors; general economic conditions; currency fluctuations; and other risks detailed in the Company’s registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues
Product licenses	$21,052	$21,699	$43,179	$38,398
Product support and other services	67,804	56,353	131,581	110,517

Total revenues	88,856	78,052	174,760	148,915

Cost of Revenues
Product licenses	461	854	1,020	1,443
Product support and other services	15,648	11,771	29,594	23,141

Total cost of revenues	16,109	12,625	30,614	24,584

Gross profit	72,747	65,427	144,146	124,331

Operating Expenses
Sales and marketing	34,484	26,096	64,172	50,679
Research and development	8,203	9,207	18,527	15,847
General and administrative	15,001	11,887	32,311	25,006

Total operating expenses	57,688	47,190	115,010	91,532

Income from continuing operations before financing and other income and income taxes	15,059	18,237	29,136	32,799

Financing and Other Income
Interest income, net	660	875	1,458	1,855
Other (expense) income, net	(102)	(11)	(963)	37

Total financing and other income (expense)	558	864	495	1,892

Income from continuing operations before income taxes	15,617	19,101	29,631	34,691
Provision for income taxes	7,719	7,565	12,772	13,358

Income from continuing operations	7,898	11,536	16,859	21,333
Income (loss) from discontinued operations, net of tax provision ($197 and $54 for the three months ended, respectively, and $123 and $100 for the six months ended, respectively	228	77	(435)	125

Net Income	$8,126	$11,613	$16,424	$21,458

Basic earnings (loss) per share (1):
From continuing operations	$0.66	$0.93	$1.42	$1.71
From discontinued operations	$0.02	$0.01	$(0.04)	$0.01

Basic earnings per share	$0.68	$0.94	$1.38	$1.72

Weighted average shares outstanding used in computing basic earnings per share	11,870	12,404	11,897	12,484

Diluted earnings (loss) per share (1):
From continuing operations	$0.64	$0.89	$1.36	$1.63
From discontinued operations	$0.02	$0.01	$(0.03)	$0.01

Diluted earnings per share	$0.66	$0.90	$1.33	$1.64

Weighted average shares outstanding used in computing diluted earnings per share	12,324	12,940	12,351	13,048

(1)	Basic and fully diluted earnings per share for class A and class B common stock are the same

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Core BI Business		Angel.com		Consolidated
	Three Months Ended June 30,		Three Months Ended June 30,		Three Months Ended June 30,
	2008	2007	2008	2007	2008	2007
Revenues
Product licenses	$21,052	$21,699	$—	$—	$21,052	$21,699
Product support and other services	65,064	54,771	—	—	65,064	54,771
Angel.com telephony services	—	—	2,740	1,582	2,740	1,582

Total revenues	86,116	76,470	2,740	1,582	88,856	78,052

Cost of Revenues
Product licenses	461	854	—	—	461	854
Product support and services revenues	15,208	11,278	—	—	15,208	11,278
Angel.com telephony services	—	—	440	493	440	493

Total cost of revenues	15,669	12,132	440	493	16,109	12,625

Gross profit	70,447	64,338	2,300	1,089	72,747	65,427

Operating Expenses
Sales and marketing	32,063	24,587	2,421	1,509	34,484	26,096
Research and development	7,259	8,507	944	700	8,203	9,207
General and administrative	14,911	11,887	90 (a)	— (a)	15,001	11,887

Total operating expenses	54,233	44,981	3,455	2,209	57,688	47,190

Income (loss) from continuing operations	16,214	19,357	(1,155)	(1,120)	15,059	18,237

Financing and Other Income
Interest income, net	660	875	—	—	660	875
Other expense, net	(102)	(11)	—	—	(102)	(11)

Total financing and other income	558	864	—	—	558	864

Income (loss) from continuing operations before income taxes	$16,772	$20,221	$(1,155)	$(1,120)	$15,617	$19,101
Provision for income taxes					7,719	7,565

Income from continuing operations					7,898	11,536
Income from discontinued operations, net of tax					228	77

Net income					$8,126	$11,613

Basic earnings per share:
From continuing operations					$0.66	$0.93
From discontinued operations					$0.02	$0.01

Basic earnings per share					$0.68	$0.94

Diluted earnings per share
From continuing operations					$0.64	$0.89
From discontinued operations					$0.02	$0.01

Diluted earnings per share					$0.66	$0.90

Basic weighted average shares outstanding					11,870	12,404

Diluted weighted average shares outstanding					12,324	12,940

(a)	An insignificant amount of general and administrative services is provided to the Angel.com business unit by MicroStrategy’s core business operations.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Core BI Business		Angel.com		Consolidated
	Six Months Ended June 30,		Six Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007	2008	2007
Revenues
Product licenses	$43,179	$38,398	$—	$—	$43,179	$38,398
Product support and other services	126,476	107,425	—	—	126,476	107,425
Angel.com telephony services	—	—	5,105	3,092	5,105	3,092

Total revenues	169,655	145,823	5,105	3,092	174,760	148,915

Cost of Revenues
Product licenses	1,020	1,443	—	—	1,020	1,443
Product support and services revenues	28,694	22,205	—	—	28,694	22,205
Angel.com telephony services	—	—	900	936	900	936

Total cost of revenues	29,714	23,648	900	936	30,614	24,584

Gross profit	139,941	122,175	4,205	2,156	144,146	124,331

Operating Expenses
Sales and marketing	60,195	47,752	3,977	2,927	64,172	50,679
Research and development	16,995	14,433	1,532	1,414	18,527	15,847
General and administrative	32,161	25,006	150 (a)	— (a)	32,311	25,006

Total operating expenses	109,351	87,191	5,659	4,341	115,010	91,532

Income (loss) from continuing operations	30,590	34,984	(1,454)	(2,185)	29,136	32,799

Financing and Other Income
Interest income, net	1,458	1,855	—	—	1,458	1,855
Other expense (income), net	(963)	37	—	—	(963)	37

Total financing and other income	495	1,892	—	—	495	1,892
Income (loss) from continuing operations before income taxes	$31,085	$36,876	$(1,454)	$(2,185)	$29,631	$34,691
Provision for income taxes					12,772	13,358

Income from continuing operations					16,859	21,333
Income (loss) from discontinued operations, net of tax					(435)	125

Net income					$16,424	$21,458

Basic earnings (loss) per share:
From continuing operations					$1.42	$1.71
From discontinued operations					$(0.04)	$0.01

Basic earnings per share					$1.38	$1.72

Diluted earnings (loss) per share
From continuing operations					$1.36	$1.63
From discontinued operations					$(0.03)	$0.01

Diluted earnings per share					$1.33	$1.64

Basic weighted average shares outstanding					11,897	12,484

Diluted weighted average shares outstanding					12,351	13,048

(a)	An insignificant amount of general and administrative services is provided to the Angel.com business unit by MicroStrategy’s core business operations.

MICROSTRATEGY INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	June 30, 2008	December 31, 2007
	(unaudited)	(audited)
Assets
Current assets
Cash and cash equivalents	$119,603	$85,194
Restricted cash and investments	2,293	2,982
Accounts receivable, net	40,405	49,392
Prepaid expenses and other current assets	13,618	12,106
Deferred tax assets, net	24,829	29,652
Assets held-for-sale	8,846	4,272

Total current assets	209,594	183,598

Property and equipment, net	8,954	9,473
Capitalized software development cost, net	4,604	2,340
Deposits and other assets	11,907	11,433
Deferred tax assets, net	31,805	35,347

Total Assets	$266,864	$242,191

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$23,612	$22,083
Accrued compensation and employee benefits	33,034	38,604
Deferred revenue and advance payments	75,825	64,234
Liabilities held-for-sale	8,571	3,436

Total current liabilities	141,042	128,357

Deferred revenue and advance payments	1,127	1,368
Other long-term liabilities	10,279	9,137

Total Liabilities	152,448	138,862

Stockholders’ Equity
Preferred stock undesignated, $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.001 par value; 330,000 shares authorized; 14,161 shares issued and 9,114 shares outstanding, and 14,113 shares issued and 9,184 shares outstanding, respectively	14	14
Class B common stock, $0.001 par value; 165,000 shares authorized; 2,770 issued and outstanding, respectively	3	3
Additional paid-in capital	450,464	448,229
Treasury stock, at cost; 5,047 and 4,929 shares, respectively	(366,191)	(357,804)
Accumulated other comprehensive income	3,744	2,929
Retained earnings	26,382	9,958

Total Stockholders’ Equity	114,416	103,329

Total Liabilities and Stockholders’ Equity	$266,864	$242,191

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2008	2007
Operating activities:
Net income	$16,424	$21,458
Plus: Loss (income) from discontinued operations, net	435	$(125)

Income from continuing operations	16,859	21,333
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	3,102	3,837
Bad debt expense	561	626
Deferred taxes	8,539	10,647
Stock-based compensation	45	296
Excess tax benefits from stock-based payment arrangements	(178)	(2,191)
Other, net	32	70
Changes in operating assets and liabilities:
Accounts receivable	10,656	18,228
Prepaid expenses and other current assets	(1,142)	43
Deposits and other assets	(334)	(1,512)
Accounts payable and accrued expenses, compensation and employee benefits, accrued interest	(6,091)	(12,425)
Deferred revenue and advance payments	8,345	9,465
Other long-term liabilities	1,198	1,336

Net cash provided by operating activities from continuing operations	41,592	49,753
Net cash provided by (used in) operating activities from discontinued operations	472	(3,125)

Net cash provided by operating activities	42,064	46,628

Investing activities:
Advance deposits on purchases of property and equipment	—	(5,000)
Purchases of property and equipment, net	(1,770)	(2,069)
Capitalized software development costs	(2,862)	(2,419)
Decrease in restricted cash and investments	758	39

Net cash used in investing activities from continuing operations	(3,874)	(9,449)
Net cash used in investing activities from discontinued operations	(84)	(43)

Net cash used in investing activities	(3,958)	(9,492)

Financing activities:
Proceeds from sale of class A common stock under exercise of employee stock options and employee stock purchase plan	1,986	1,816
Excess tax benefits from stock-based payment arrangements	178	2,191
Purchases of treasury stock	(8,387)	(44,740)

Net cash used in financing activities from continuing operations	(6,223)	(40,733)
Net cash used in financing activities from discontinued operations	—	—

Net cash used in financing activities	(6,223)	(40,733)
Effect of foreign exchange rate changes on cash and cash equivalents	2,526	757

Net increase (decrease) in cash and cash equivalents from continuing operations	34,409	(2,840)
Cash and cash equivalents, beginning of period	85,194	78,980

Cash and cash equivalents, end of period	$119,603	$76,140